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                                                                     Exhibit 5.1

                               (TORYS LETTERHEAD)


                                                April 17, 2006



Corel Corporation
1600 Carling Avenue
Ottawa, Ontario
K1Z 8R7

ATTN: CHRISTOPHER DIFRANCESCO
VICE PRESIDENT, LEGAL AND GENERAL COUNSEL

Dear Sirs, Mesdames:

      We have acted as special counsel to Corel Corporation, a corporation organized under the federal laws of Canada (the "Company"), in connection with the Company's initial public offering of up to (i) 5,000,000 common shares of the Company, no par value, (the "Company Shares") to be issued and sold by the Company , (ii) 3,000,000 common shares of the Company, no par value (the "Selling Shareholders' Shares"), to be sold by certain selling shareholders (the "Selling Shareholders") and (iii) up to 1,200,000 common shares of the Company, no par value, of which up to 800,0000 shares may be sold by the Selling Shareholders (the "Selling Shareholders' Over-Allotment Shares") and up to 400,000 shares may be issued and sold by the Company (the "Company Over-Allotment Shares"), in each case, upon exercise of an over-allotment option by Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Piper Jaffray & Co., CIBC World Markets Corp. and Canaccord Adams Inc. (collectively, the "Representatives") as set forth in the Underwriting Agreement to be entered into by and among the Company, the Selling Shareholders, the Representatives and the other underwriters named therein (the "Underwriting Agreement").

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K of the Securities Act of 1933 (the "Securities Act").

         All opinions expressed below concerning the laws of the Province of Ontario and the federal laws of Canada are given by members of the Law Society of Upper Canada.

         In connection with this opinion, we have examined (i) the registration statement on Form F-1 filed by the Company under the Securities Act of 1933, as amended (the "Securities Act) on April 4, 2006, and Amendment No. 1 thereto filed on April 7, 2006 and Amendment No. 2 thereto filed on April 12, 2006 (such registration statement, as so amended being hereinafter referred to as the "Registration Statement"), (ii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement, (iii) a specimen certificate evidencing the common shares
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of the Company, (iv) the articles of the Company as in effect on the respective dates of issuance of the Selling Shareholders' Shares and the Selling Shareholders' Over-Allotment Shares and as in effect today, in each case as amended to such date, as certified by the Secretary of the Company; (v) the Bylaws of the Company as in effect on the respective dates of issuance of the Selling Shareholders' Shares, the Selling Shareholders' Over-Allotment Shares and as in effect today, in each case, as certified by the Secretary of the Company; (vi) resolutions of the Board of Directors of the Company, relating to the issuance of the Selling Shareholders' Shares, the Selling Shareholders' Over-Allotment Shares and related matters and (ix) resolutions of the Board of Directors of the Company, relating to the filing of the Registration Statement and related matters as well as and such records and documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

      On the basis of such examination, we advise you that in our opinion (i) the Company Shares and the Company Over-Allotment Shares have been duly and validly authorized and, when issued and paid for in accordance with resolutions duly adopted by the Board of Directors of the Company, will be duly and validly issued, fully paid and non-assessable; and (ii) the Selling Shareholders' Shares and the Selling Shareholders' Over-Allotment Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Securities Act of 1933, or the rules and regulations promulgated thereunder.


                                          Yours very truly,

                                          "Torys LLP"